UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 6, 2003


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                            2-22791                           15-0277720
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(State or other jurisdiction      (Commission                      (IRS Employer
of incorporation)                  File Number)              Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568







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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

PLAN OF REORGANIZATION EXCLUSIVITY PERIOD
-----------------------------------------

As previously disclosed, Agway currently has the exclusive right to submit a Chapter 11 Plan (i.e., the document that describes the path we will take for each of our businesses and estimates the potential distribution and timing of such distributions to creditors) to the Bankruptcy Court until November 26, 2003. On Tuesday, November 4, 2003, we submitted a motion to the Bankruptcy Court requesting a two-month extension to January 26, 2004, during which time Agway would continue to have the exclusive right to submit our Chapter 11 Plan to the Bankruptcy Court. A hearing to consider this motion will be held by the Bankruptcy Court on November 20, 2003. The Company expects that their motion will be granted and, as such, is now targeting confirmation of our Chapter 11 Plan to occur sometime in February 2004. As detailed in the motion filed with the Bankruptcy Court, in the period since the most recent extension of the exclusivity period, the Company and the Unsecured Creditors' Committee (UCC) have been attempting, among other things, to negotiate sale agreements for the assets of Agway's businesses, including its Energy businesses. As stated in the motion, the Company expects to have negotiated a contract for the sale of the Agway Energy businesses in the near future, which will allow the Company and the UCC to return their focus to finalizing the Chapter 11 Plan.

The Company currently has approximately $123.7 million in cash, $64.7 million of which is restricted as cash collateral against certain outstanding letters of credit and surety claims, and $59 million of which is unrestricted available cash. The Company has sufficient cash to fund its operations and may realize increased cash for the benefit of its creditors through any sales of its remaining businesses, such as the sale that is currently being negotiated for the assets of the Agway Energy businesses.

A copy of the Motion to extend the exclusivity periods has been filed with the U.S. Bankruptcy Court in the Northern District of New York.












CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AGWAY INC.
                                  (Registrant)



Date    November 6, 2003                  By        /s/ PETER J. O'NEILL
     -----------------------------           -----------------------------------
                                                        Peter J. O'Neill
                                                     Senior Vice President
                                                      Finance & Control
                                               (Principal Financial Officer and
                                                  Chief Accounting Officer)














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